Filed Pursuant to Rule 424(b)(2)
Registration No. 333-169900

Prospectus Supplement

(To Prospectus dated October 13, 2010)

JPMorgan Chase & Co.

JPMorgan Chase Senior Notes, Series I

JPMorgan Chase Subordinated Notes, Series D

The following terms may apply to the notes. The final terms of each note will be specified in a pricing supplement. For more information, see “Description of the Notes.”

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The notes may be subject to redemption at our option or require repurchase at your option. Terms of specific notes may require us, upon request, to repay those notes prior to stated maturity following the death of the beneficial owner of the notes, subject to certain conditions

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The notes may bear interest at a fixed interest rate, which may be zero if notes are issued at a discount from the principal amount due at maturity, or a floating interest rate, or both fixed and floating interest rates

•	Floating interest rates may include rates based upon the following bases and indices:

•CD Rate	•LIBOR	•Prime Rate
•Commercial Paper Rate	•Treasury Rate	•CMT Rate
•Federal Funds Rate

•	Interest and principal on the notes will be payable in United States dollars or, if specified in the applicable pricing supplement, foreign or composite currencies

•	Book-entry form

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JPMorgan Chase Senior Notes, Series I, will be unsecured and will have the same rank as all other senior debt securities of JPMorgan Chase referred to in the attached prospectus, and JPMorgan Chase Subordinated Notes, Series D, will be unsecured and will have the same rank as all other subordinated debt securities of JPMorgan Chase referred to in the attached prospectus

•	Minimum denominations of $1,000 and integral multiples of $1,000

The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement, the attached prospectus or any pricing supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The notes are not and, unless otherwise specified in the applicable pricing supplement, will not be listed on any securities exchange. Currently, there is no established public trading market for the notes.

We are offering the notes on a continuous basis through J.P. Morgan Securities LLC, as Lead Agent, and any other or additional agents named in the applicable pricing supplement acting as principal, to whom we will allow selling concessions. Each agent will agree to use its reasonable efforts to solicit offers to purchase the notes. We may also sell the notes directly to investors, in which case we will not pay a commission or selling concession to any agent.

This prospectus supplement, the attached prospectus and any pricing supplement may be used by any of our affiliates, including J.P. Morgan Securities LLC, in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales by these affiliates will be made at prices related to market prices at the time of sale or otherwise.

J.P. Morgan

August 24, 2011

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and the applicable pricing supplement. We have not authorized anyone to provide you with any other information. You should not rely on any other information in making your investment decision.

We are offering to sell the notes only in places where sales are permitted.

You should not assume that the information in this prospectus supplement, the attached prospectus, the applicable pricing supplement or any document incorporated by reference is accurate as of any date other than its respective date.

References in this prospectus supplement, the attached prospectus and the applicable pricing supplement to “$” and “dollars” are to the currency of the United States.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the attached prospectus. This summary may not contain all of the information that is important to you. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this prospectus supplement and in the attached prospectus. To understand the terms of the notes, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also review the relevant pricing supplement. You should also read the documents we have referred you to in “Where You Can Find More Information about JPMorgan Chase” on page 7 of the attached prospectus.

In this prospectus supplement, references to “we,” “us,” “our” or “JPMorgan Chase” are to JPMorgan Chase & Co. and references to “you” and “your” are to holders of the notes.

Issuer	JPMorgan Chase & Co.

Lead Agent	J.P. Morgan Securities LLC

Title of Notes	JPMorgan Chase Senior Notes, Series I (the “senior notes”)
JPMorgan Chase Subordinated Notes, Series D (the “subordinated notes”) (together, the “JPMorgan Chase notes” or the “notes”)

Amount	We may issue an indeterminate aggregate principal amount of notes in connection with this prospectus supplement. Neither the senior indenture referred to below nor the subordinated indenture referred to below limits the amount of additional indebtedness that we may incur.

Ranking	The senior notes will constitute one series of senior debt securities issued under the senior indenture and will have the same rank as all other senior debt securities of JPMorgan Chase. The subordinated notes will constitute one series of subordinated debt securities issued under the subordinated indenture and will have the same rank as all other subordinated debt securities of JPMorgan Chase referred to in the attached prospectus. The subordinated notes will be subordinated to Senior Indebtedness, including the senior notes and our other senior debt securities, and under the circumstances described in the attached prospectus, to all Additional Senior Obligations.

Events of Default	The senior notes will not have the benefit of certain events of default applicable to some of our other senior debt. See “Description of Debt Securities—Senior Debt Securities—Defaults and Waivers” on page 15 of the attached prospectus.

Maturity	Each note will mature not earlier than nine months nor later than one hundred years from its issue date.

Denominations	The notes will be issued and sold in denominations of $1,000 and any whole multiple of $1,000 or in any other denomination provided in the applicable pricing supplement.

Currencies	The notes will be denominated in U.S. dollars and we will make all payments of principal of and interest on the notes in U.S. dollars.

Interest	Each note will bear interest from its issue date at a fixed rate per year, which may be zero if the notes are issued at a discount from the principal amount due at maturity, or a floating rate per year or both a fixed and floating rate per year. Floating rates may include rates based upon the following bases and indices:

•	CD Rate,

•	Commercial Paper Rate,

•	Federal Funds Rate,

•	LIBOR,

•	Treasury Rate,

•	Prime Rate, or

•	CMT Rate

Interest on each note will be payable on the interest payment dates specified in the applicable pricing supplement and at its stated maturity or, if a note is redeemed or repurchased prior to its stated maturity, on the date of redemption or repayment.

Principal	The principal amount of each note will be payable on the date of its stated maturity. If, however, a note is redeemed or repurchased prior to its stated maturity, the principal amount of the note will be paid on the date of redemption or repayment.

Redemption and Repayment	The pricing supplement relating to the notes will indicate whether the notes will be redeemable at our option or repayable at the option of the holder prior to the stated maturity, including pursuant to the Survivor’s Option, as described below. The notes will be unsecured and will not be subject to any sinking fund.

Survivor’s Option	The pricing supplement relating to the notes will indicate whether the notes will contain a provision that requires us, upon request by the beneficial owner of the notes or any person who has authority to act on behalf of the deceased beneficial owner of the note, including but not limited to, an executor, administrator, personal representative, surviving joint tenant, tenant by the entirety, and trustee of a wholly revocable trust established by the deceased beneficial owner that was the owner of the notes prior to the death of the deceased beneficial owner (an “authorized representative”), to repay those notes prior to their stated maturity following the death of the beneficial owner of the notes. In that circumstance, such notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. The right to exercise this option will be subject to the following limits:

•	the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year will be limited to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all JPMorgan Chase notes outstanding as of the end of the most recent calendar year, or such greater amount as we in our sole discretion may determine for any calendar year; and

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the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of notes in any calendar year will be limited to $250,000, or such greater amount as we in our sole discretion may determine for any calendar year.

Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described above will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. See “Description of the Notes—Survivor’s Option.”

Form of Notes and Clearance	The notes will be issued only in book-entry form as a global security registered in the name of a nominee of The Depository Trust Company, the depositary for the notes (“DTC”). The notes will settle, and payments of principal and interest will be made, only through DTC. Except as set forth in the attached prospectus under “Book-Entry Issuance,” book-entry notes will not be exchangeable for definitive (physical) certificates.

Trustee	The trustee for the JPMorgan Chase Senior Notes, Series I, is Deutsche Bank Trust Company Americas. The trustee for the JPMorgan Chase Subordinated Notes, Series D, is U.S. Bank Trust National Association.

Paying Agent	The paying agent for the notes is The Bank of New York Mellon.

Liquidity	The notes will not have an established trading market when issued. The Lead Agent has advised us that it intends to make a market in the notes, and any other dealers that are appointed as agents under the master agency agreement may also make a market in the notes. However, the agents may discontinue market making at any time, at their discretion.

Risk Factors	For information about risks relating to the notes, see “Risk Factors” beginning on page S-6.

RISK FACTORS

Before deciding whether to purchase any notes, you should pay special attention to the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any relevant free writing prospectus, including the discussions under “Risk Factors” and “Forward-Looking Statements” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

You may not be able to sell your notes because a trading market for your notes may not develop or be maintained.

In making your evaluation of the notes, you should assume that you will be holding the notes until their maturity. The notes will not have an established trading market when issued. We cannot assure you that a trading market for your notes will ever develop or be maintained. If liquidity is important to you, you should consider this before buying the notes. In addition to our credit ratings, financial condition and results of operations, many other factors may affect the market value of, and trading market for, your notes. These factors include but are not limited to:

•	the time remaining to the maturity of your notes,

•	the outstanding amount of your notes and other debt securities with the same terms,

•	any redemption or repayment features of your notes,

•	the complexity and volatility of the interest rate index applicable to the notes, if any,

•	the supply of notes trading in the secondary market, if any,

•	the absence of an exchange listing for the notes,

•	market rates of interest higher or lower than rates borne by your notes,

•	the level, direction and volatility of market interest rates generally, and

•	economic, financial, political, regulatory and other factors that may affect financial market conditions generally and, accordingly, the market value of your notes.

These factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, securities that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. You should consider the fact that there may be a limited number of buyers when you decide to sell your notes. The Lead Agent has advised us that it intends to make a market in the notes, and any other dealers that are appointed as agents under the master agency agreement may also make a market in the notes. However, the agents may discontinue market making at any time, at their discretion. Therefore, we cannot assure you as to the liquidity of the trading markets for the notes. A lack of buyers will negatively affect the price you may receive for your notes if you decide you want to sell your notes prior to maturity. You may have no ability to sell your notes at all at certain times. In such a case, you will have to retain your notes. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

In addition, the exercise by holders of the notes of the “Survivor’s Option” described under “Description of the Notes—Survivor’s Option” will decrease the outstanding principal amount of the notes, and may thereby reduce the liquidity of the trading market, if any, for the notes.

We may choose to redeem the notes when prevailing interest rates are relatively low.

If your notes are redeemable at our option, this means that we have the right, without your consent, to redeem or “call” all or a portion of your notes at any time, or at a specific point in time, as specified in the relevant pricing supplement. This does not mean that you have a similar right to require us to repay your notes.

Where such redemption right exists, we may choose to redeem your notes, for example, when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

Any such redemption right also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult with a competent professional on related consequences of purchasing redeemable notes before purchasing them.

Floating rate notes have inherent risks not associated with a fixed rate debt security.

If you invest in notes indexed to one or more interest rate bases or indices, you will be subject to significant risks not associated with a fixed rate debt security. These risks include fluctuation of the interest rate indices and the possibility that you will receive a lower, or no, amount of interest. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an interest rate index used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular interest rate index will be magnified. Interest rates have been volatile in the past and volatility in interest rates may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

The Survivor’s Option may be limited in amount.

We have the discretionary right to limit the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all JPMorgan Chase notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of notes in any calendar year to $250,000. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment by the rating agencies that issue such ratings of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed above on the value of your notes.

Status of JPMorgan Chase as a Holding Company.

JPMorgan Chase is a holding company that conducts substantially all of its operations through subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of JPMorgan Chase as the source of payment for the notes.

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

JPMorgan Chase & Co. may use this prospectus supplement, together with the attached prospectus and any applicable pricing supplement, to offer the senior notes or the subordinated notes from time to time. We may use this prospectus supplement to offer an indeterminate amount of notes.

This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the “debt securities,” “senior debt securities” and “subordinated debt securities” contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

Each time we issue notes, we will issue a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement that is inconsistent with this prospectus supplement or the attached prospectus, including any changes in the method of calculating interest on any note, will apply and will supersede the information in this prospectus supplement or in the attached prospectus, as the case may be.

It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information About JPMorgan Chase” on page 7 of the attached prospectus.

JPMORGAN CHASE & CO.

JPMorgan Chase & Co. is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with $2.2 trillion in assets, $182.9 billion in total stockholders’ equity and operations in more than 60 countries as of June 30, 2011. To find out how to obtain more information about us, see “Where You Can Find More Information About JPMorgan Chase” on page 7 of the attached prospectus.

Our principal executive offices are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the JPMorgan Chase notes supplements the description of the general terms and provisions of the debt securities set forth under the headings “Description of Debt Securities—General,” “Description of Debt Securities—Senior Debt Securities” and “Description of Debt Securities—Subordinated Debt Securities” beginning on pages 11, 14 and 16, respectively, of the attached prospectus. The following summary of certain terms of the notes is not complete. You should refer to the indentures under which the notes will be issued, copies of which are exhibits to the registration statement (No. 333-169900) (the “registration statement”) of which this prospectus supplement and the attached prospectus form a part. Unless otherwise defined in this prospectus supplement, defined terms used in this prospectus supplement have the meanings assigned in the attached prospectus or the indentures referred to in the attached prospectus.

General

The senior notes will be a series of “senior debt securities,” as described in the attached prospectus. The senior notes will constitute one series of senior debt securities issued under the “senior indenture” referred to in the attached prospectus. They will have the same rank as all other senior debt securities of JPMorgan Chase.

The subordinated notes will be a series of “subordinated debt securities,” as described in the attached prospectus. The subordinated notes will constitute one series of subordinated debt securities issued under the subordinated indenture referred to in the attached prospectus. They will have the same rank as all other subordinated debt securities of JPMorgan Chase referred to in the attached prospectus. The subordinated notes will be subordinated to Senior Indebtedness, including the senior notes and our other senior debt securities, and under the circumstances described in the attached prospectus, to all Additional Senior Obligations. See “Description of Debt Securities—Subordinated Debt Securities—Subordination” on page 16 in the attached prospectus. As of June 30, 2011, we had approximately $202.2 billion of Senior Indebtedness and Additional Senior Obligations outstanding.

We have already issued senior debt securities and subordinated debt securities, many of which are currently outstanding. We may issue additional senior debt securities and subordinated debt securities, including senior notes and subordinated notes, at any time, without your consent and without notifying you. Any such additional notes may have the same terms as notes that were previously offered but may be offered at different offering prices.

The senior notes will not have the benefit of certain events of default applicable to some of our other senior debt, including some previous series of senior notes issued by us. See “Description of Debt Securities—Senior Debt Securities—Defaults and Waivers” on page 15 of the attached prospectus.

Payment of the subordinated notes may be accelerated only in the event of our bankruptcy, reorganization or insolvency. Holders of subordinated notes are not entitled to accelerate the maturity of the subordinated notes upon a payment default or a default by us in the performance of any covenant contained in the subordinated indenture. See “Description of Debt Securities—Subordinated Debt Securities—Defaults and Waivers” on page 18 of the attached prospectus.

Unless otherwise specified in the applicable pricing supplement, the notes will not be convertible into or exchangeable for any other securities or redeemable prior to maturity, there will be no sinking fund established for the notes and you will not have the right to require us to repurchase your notes prior to their maturity.

The notes offered by use of this prospectus supplement are not limited to an aggregate initial public offering price or purchase price. In addition, we reserve the right to issue additional series of JPMorgan Chase Notes with terms similar to the notes.

JPMorgan Chase reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

Neither of the indentures limits the amount of debt securities that we may issue. In addition, we may issue or incur other obligations that are not subject to either indenture.

We may offer the notes from time to time directly or through the agents. See “Plan of Distribution” below. In addition to the above characteristics, unless otherwise specified in the applicable pricing supplement, notes issued in accordance with this prospectus supplement and a related pricing supplement will have the following general characteristics:

•	Each note will mature on a day that is not earlier than nine months nor later than one hundred years from its issue date.

•	The notes will be issued only in fully registered, book-entry form without coupons.

•	The notes will be denominated in U.S. dollars and we will make all payments of principal of and interest on the notes in U.S. dollars.

•	The minimum denomination of the notes will be $1,000. The notes will be issued in whole multiples of $1,000 unless another denomination is stated in the pricing supplement.

In addition, the pricing supplement relating to a particular issuance of notes will describe the following terms:

•	the aggregate principal amount of the relevant notes,

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the rate at which the notes will bear interest from their issue date, which may be a fixed rate (which may be zero if the notes are issued at a discount from the principal amount due at maturity) or a floating rate (which will be determined, and adjusted periodically, by reference to an interest rate index or formula) or both,

•	the price at which the notes will be issued, which may be expressed as a percentage of the aggregate principal amount,

•	the net proceeds to us, the agents’ concession, the dealers’ concession and the reallowance, if any,

•	the date on which the notes will be issued,

•	the stated maturity date of the notes,

•	the interest payment frequency and the interest payment dates,

•	whether the “Survivor’s Option” described below under “Survivor’s Option” will be applicable,

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whether the notes may be redeemed at our option, or repaid at the option of the holder, prior to stated maturity, as described under “Optional Redemption, Repayment and Repurchase” below and the terms of the redemption or repayment of the notes,

•	any special United States federal income tax consequences of the purchase, ownership or disposition of the notes,

•	if we decide to list the notes on a securities exchange, the name of the exchange,

•	the use of proceeds, if materially different than that described in the attached prospectus, and

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any other terms of the notes provided in the attached prospectus which are to be set forth in a prospectus supplement or in a pricing supplement or that are otherwise consistent with the provisions of the indentures under which the notes will be issued.

Payment of Principal and Interest

We will pay the principal of, and premium, if any, and interest on, each note that is a book-entry security in accordance with the procedures of DTC in effect from time to time. Principal, premium, if any, and interest payable at the stated maturity or on a date of redemption or repurchase will be paid by wire transfer in immediately available funds to an account specified by DTC or its nominee. Interest payments on a date other than the stated maturity will be made in accordance with existing arrangements between the trustee and DTC. We and the trustee will treat DTC or its nominee as the owner of each book-entry security for all purposes. Accordingly, we and the trustee will have no direct responsibility or liability to pay amounts due on the book-entry security to you or any other beneficial owners in the book-entry security. For information about DTC procedures, see “Book-Entry Issuance” beginning on page 29 of the attached prospectus.

Unless otherwise specified in the applicable pricing supplement, payments of interest on notes in definitive (physical) form, other than interest payable upon redemption or repurchase, will be made by check mailed to the registered holders entitled to those payments as described below. Unless otherwise specified in the applicable pricing supplement, principal, premium, if any, and interest payable at the stated maturity or upon redemption or repurchase of a note in definitive (physical) form will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of The Bank of New York Mellon in New York City.

Unless otherwise specified in the applicable pricing supplement, if any interest payment date with respect to any floating rate note, excluding an interest payment date that is also the maturity date of that note, would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day and interest will continue to accrue. However, in the case of a LIBOR note, if the next business day is in the following calendar month, the interest payment date will be the preceding business day.

If the maturity date of any floating rate or fixed rate note, or an interest payment date for any fixed rate note, falls on a day that is not a business day, payment of principal, premium, if any, and interest with respect to that note will be paid on the next business day with the same force and effect as if made on such maturity date or interest payment date, and no interest on that payment will accrue from and after that maturity date or interest payment date.

As used in this prospectus supplement or any applicable pricing supplement, a “business day” is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

Interest and Interest Rates

Unless otherwise specified in the applicable pricing supplement, each note will accrue interest from and including its date of issue at the annual interest rate stated on the note and in the applicable pricing supplement until its principal amount is paid or made available for payment. The applicable pricing supplement will designate whether a particular note is a fixed rate note or a floating rate note. The interest rate on the notes will never be higher than the maximum rate permitted by applicable law. Under New York law as in effect on the date of this prospectus supplement, the maximum rate of interest for any loan in an amount less than $250,000 is 16% per year on a simple interest basis; for any loan in the amount of $250,000 or more but less than $2,500,000, the maximum rate of interest is 25% per year on a simple interest basis; and for any loan in excess of $2,500,000, there is no limit on the maximum rate of interest.

Interest on each note will be payable monthly, quarterly, semi-annually or annually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at its stated maturity or on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity.

We will pay interest on a note on the first interest payment date following its date of issue. However, if the date of a note’s issue is on or after the record date for that interest payment date, we will pay interest beginning on the second interest payment date following the note’s issue. Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date will be the second business day preceding that interest payment date.

If any interest payment date with respect to any floating rate note, excluding an interest payment date that is also the maturity date of that note, would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day and interest will continue to accrue. However, in the case of a LIBOR note, if the next business day is in the following calendar month, the interest payment date will be the preceding business day.

If the maturity date of any floating rate or fixed rate note, or an interest payment date for any fixed rate note, falls on a day that is not a business day, payment of principal, premium, if any, and interest with respect to that note will be paid on the next business day with the same force and effect as if made on such maturity date or interest payment date, and no interest on that payment will accrue from and after that maturity date or interest payment date.

Fixed Rate Notes

The pricing supplement for a fixed rate note will designate a fixed rate of interest per year payable on the notes (which may be zero). Fixed rate notes may bear one or more annual rates of interest as specified in the applicable pricing supplement. Interest payments, if any, on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest, if any, on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

Floating Rate Notes

The pricing supplement for a floating rate note will specify the following terms that will apply to that note:

•	the interest rate basis or index to be used to determine the note’s interest rate;

•

the “index maturity,” which means the period to maturity of the instrument or obligations on which the note’s interest rate index is based. For example, LIBOR may be different for one-month U.S. dollar deposits and three-month U.S. dollar deposits. If the applicable pricing supplement indicates LIBOR as the index and three months as the index maturity, we will pay interest on the note based on LIBOR for three-month U.S. dollar deposits;

•	the frequency of changes of the interest rate on the note, which may be daily, weekly, monthly, quarterly, semi-annually or annually;

•

the dates as of which the “calculation agent,” which will be responsible for calculating the interest rates applicable to floating rate notes, will determine each new interest rate (the “interest determination dates”), if different from those specified in this prospectus supplement; and

•	the “reset dates”, which are the dates on which each interest rate will change, if different from those specified in this prospectus supplement.

The applicable pricing supplement will also specify any of the following terms that may apply to a floating rate note:

•

the “spread,” which is the number of basis points that must be added to or subtracted from the applicable interest rate basis or index to determine the interest rate of the note. For example, assuming a note bears interest at LIBOR plus a spread of .01%, if LIBOR in effect for a particular interest period is 5.00% per year, that note will bear interest for that interest period at a rate equal to 5.01% per year;

•

the “spread multiplier,” which is the number by which the applicable interest rate index or formula must be multiplied to determine the interest rate of the note. For example, assuming a note bears interest at LIBOR times a spread multiplier of 90%, if LIBOR in effect for a particular interest period is 5.00% per year, that note will bear interest for that interest period at a rate equal to 4.50% per year;

•	the “maximum interest rate” or the ceiling on the interest rate of the note for any interest period; and

•	the “minimum interest rate” or the floor on the interest rate of the note for any interest period.

Unless otherwise specified in the applicable pricing supplement, The Bank of New York Mellon will be the calculation agent with respect to the floating rate notes. Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to that floating rate note. The holder of any floating rate note as to which The Bank of New York Mellon is the calculation agent may contact The Bank of New York Mellon for interest rate information. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to an interest determination date for a floating rate note will be the first to occur of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the following business day, and

•	the business day preceding the applicable interest payment date or maturity date of that note, as the case may be.

However, LIBOR will be calculated on the interest determination date.

Unless otherwise specified in the applicable pricing supplement, each interest payment on any floating rate note will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date or the date of maturity, as the case may be.

Accrued interest on a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The calculation agent will compute the accrued interest factor by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the calculation agent will compute the interest factor for each day by dividing the interest rate in effect on that day by (A) the actual number of days in the year in the case of Treasury Rate notes or CMT Rate notes or (B) 360, in the case of all other floating rate notes.

The interest rate on a floating rate note in effect on any day will be (i) if the day is a reset date, the interest rate with respect to the interest determination date relating to that reset date, or (ii) if the day is not a reset date, the interest rate with respect to the interest determination date relating to the preceding reset date. However, unless otherwise specified in the applicable pricing supplement, and except in the case of notes that reset daily or weekly, the interest rate in effect for the ten calendar days prior to the date of maturity will be that in effect on the tenth calendar day prior to the date of maturity. Unless otherwise specified in the applicable pricing supplement, the initial interest rate on a floating rate note will be determined as if the date of issue of that note were a reset date.

Unless otherwise specified in the applicable pricing supplement, the reset dates will be:

•	in the case of a floating rate note that resets daily, each business day;

•	in the case of a floating rate note (other than a Treasury Rate note) that resets weekly, Wednesday of each week;

•	in the case of a Treasury Rate note that resets weekly, Tuesday of each week;

•	in the case of a floating rate note that resets monthly, the third Wednesday of each month;

•	in the case of a floating rate note that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	in the case of a floating rate note that resets semi-annually, the third Wednesday of each of the two months of each year specified in the pricing supplement; and

•	in the case of a floating rate note that resets annually, the third Wednesday of the month of each year specified in the pricing supplement.

If a reset date would otherwise be a day that is not a business day, that reset date will be postponed to the next day that is a business day. However, in the case of a LIBOR note, if the next business day is in the following calendar month, the reset date will be the preceding business day. If a Treasury bill auction will be held on any day that would otherwise be a reset date for a Treasury Rate note, then that reset date will instead be the business day immediately following that auction date.

Except as otherwise specified in the applicable pricing supplement, the calculation agent will round, if necessary, all percentages and decimals resulting from any calculation of interest on floating rate notes to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, the calculation agent will round 6.555545% (or .06555545) to 6.55555% (or .0655555) and the calculation agent will round 6.555544% (or .06555544) to 6.55554% (or .0655554). The calculation agent will also round all dollar amounts used in or resulting from any calculation to the nearest cent (with one-half cent being rounded upwards).

The following table sets forth, for each of the most common interest rate indices that we may use, the source in which we expect the index to be published and the interest determination date for notes with interest rates based on that index. Following the chart below, we have described in more detail the procedures to determine interest rates based on each index specified below. If we elect to have different interest determination dates apply to any floating rate note, we will specify those interest determination dates in the applicable pricing supplement.

Index	Primary Source of Rate	Interest Determination Date
CD Rate	H.15(519) under the heading “CDs (secondary market)”	Second business day preceding the reset date

Commercial Paper Rate	H.15(519) under the heading “Commercial Paper — Nonfinancial”	Second business day preceding the reset date

Federal Funds Rate	H.15(519) under the heading “Federal funds (effective)”	Second business day preceding the reset date

LIBOR	Reuters Screen LIBOR01 Page	Second London business day preceding the reset date

Treasury Rate	Reuters Screen USAUCTION 10/11 under the heading “INVEST RATE”	The day that Treasury bills of the index maturity are auctioned for the week in which the reset date falls (generally Monday, but may be the following Tuesday or preceding Friday if Monday is a holiday)

Prime Rate	H.15(519) under the heading “U.S. Bank Prime Rates”	Second business day preceding the reset date

CMT Rate	Reuters Screen FEDCMT (or FRBCMT, if specified in the pricing supplement) under the heading “Constant Maturity Treasury”	Second business day preceding the reset date

CD Rate Notes

A CD Rate note will bear interest at the interest rate calculated with reference to the CD Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “CD Rate” for any interest determination date is the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading “CDs (secondary market)”. For purposes of this prospectus supplement, “H.15(519)” means the publication entitled “Selected Interest Rates (Daily)—H.15”, “Release H.15(519) Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

The calculation agent will follow the procedures below if the CD Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD Rate will be the rate on the interest determination date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the pricing supplement, as published in H.15 Daily Update, under the heading “CDs (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate. For purposes of this prospectus supplement, “H.15 Daily Update” means the daily update of H.15 (519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm or any successor site or publication.

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will select three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, and the CD Rate will be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on the interest determination date, quoted by those three dealers for negotiable U.S. dollar certificates of deposit in a denomination of $5,000,000 of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity designated in the pricing supplement.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that interest determination date.

Commercial Paper Rate Notes

A Commercial Paper Rate note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Commercial Paper Rate” for any interest determination date is the money market yield of the rate on that date for commercial paper having the index maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading “Commercial Paper —Nonfinancial”. For purposes of this prospectus supplement, “money market yield” means a yield calculated in accordance with the following formula:

money market yield =	D X 360	X	100
360 – (D X M)

where “D” refers to the annual rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

The calculation agent will follow the procedures below if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that interest determination date for commercial paper having the index maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading “Commercial Paper—Nonfinancial” or in another recognized electronic source used for the purpose of displaying that rate.

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will select three leading dealers of commercial paper in New York City, and the Commercial Paper Rate will be the money market yield of the average of the offered rates of those three dealers as of 11:00 a.m., New York City time, on that interest determination date for commercial paper having the index maturity specified in the pricing supplement placed for a nonfinancial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating organization.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that interest determination date.

Federal Funds Rate Notes

A Federal Funds Rate note will bear interest at the interest rate calculated with reference to the Federal Funds Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Federal Funds Rate” for any interest determination date is the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)”, as that rate is displayed on Reuters Screen FEDFUNDS1 prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date. For purposes of this prospectus supplement, “Reuters Screen FEDFUNDS1” means the display on the Reuters (or any successor service) FEDFUNDS1 page 1 under the heading “EFFECT” (or any other page that replaces that page on that service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519)).

The calculation agent will follow the procedures below if the Federal Funds Rate cannot be determined as described above:

•

If the above rate does not appear on Reuters Screen FEDFUNDS1 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate will be the rate on that interest determination date, as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading “Federal funds (effective)” or in another recognized electronic source used for the purpose of displaying that rate.

•

If that rate does not appear on Reuters Screen FEDFUNDS1 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will select three leading brokers of U.S. dollar federal funds transactions in New York City, and the Federal Funds Rate will be the average of the rates for the last transaction in overnight U.S. dollar federal funds arranged by those three brokers as of 9:00 a.m., New York City time, on that interest determination date.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that interest determination date.

LIBOR Notes

A LIBOR note will bear interest at the interest rate calculated with reference to LIBOR and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “LIBOR” will be the London interbank offered rate for deposits in the index currency having the index maturity specified in the pricing supplement beginning on the second London business day immediately following the applicable interest determination date, as that rate appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that interest determination date.

“Index currency” means the currency, including composite currencies, specified in the pricing supplement as the currency for which LIBOR will be calculated. If no currency is specified, the index currency will be U.S. dollars.

“Reuters Screen LIBOR01 Page” means the display on the Reuters (or any successor service) page designated as “LIBOR01” (or such other page that replaces that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

On any interest determination date on which LIBOR cannot be determined as described above, the calculation agent will determine LIBOR as follows:

•	The calculation agent for that LIBOR note will select four major banks in the London interbank market.

•

The calculation agent will request that the principal London office of each of those banks provide a quotation of its rate offered to prime banks in the London interbank market for deposits in the index currency having the index maturity specified in the pricing supplement beginning on the second London business day immediately following the interest determination date. Each of these quotations will be for a deposit in a principal amount that is representative of a single transaction in the index currency in that market at approximately 11:00 a.m., London time, on the interest determination date.

•	If two or more quotations are provided, LIBOR for that interest determination date will be the average of those quotations.

•

If fewer than two quotations are provided as mentioned above, the calculation agent will select three major banks in the principal financial center for the country of the index currency. The calculation agent will then determine LIBOR for that interest determination date as the average of the rates quoted by those three banks at approximately 11:00 a.m., in the principal financial center for the country of the index currency time, on the interest determination date for loans to leading European banks in the index currency having the index maturity designated in the pricing supplement beginning on the second London Business day immediately following the interest determination date and in a principal amount that is representative for a single transaction in the index currency in that market at that time.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect on that interest determination date.

Treasury Rate Notes

A Treasury Rate note will bear interest at the interest rate calculated with reference to the Treasury Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” for any interest determination date is the rate set at the most recent auction of direct obligations of the United States (“Treasury bills”) having the index maturity designated in the pricing supplement, as it appears on Reuters Screen USAUCTION 10/11 by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading “INVEST RATE”. For purposes of this prospectus supplement, “Reuters Screen USAUCTION 10/11” means the display on the Reuters (or any successor service) pages designated as “USAUCTION 10” or “USAUCTION11” or any other page that replaces the applicable page on that service for the purpose of displaying the rate for the most recent auction of Treasury bills.

The calculation agent will follow the procedures below if the Treasury Rate cannot be determined as described above:

•

If the above rate does not appear on Reuters Screen USAUCTION 10/11 by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the rate of those Treasury bills having the index maturity specified in the pricing supplement, as published in H.15 Daily Update under the heading “U.S. government securities/Treasury bills (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate. That rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•

If the above rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the auction rate as announced by the United States Department of the Treasury at or before 3:00 p.m., New York City time, on the calculation date. The auction rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•

If the results of the most recent auction of Treasury bills having the index maturity designated in the pricing supplement are not published or announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held in a particular week, the Treasury Rate will be the rate expressed as a bond equivalent on the basis of a year or 365 or 366 days, as applicable, and applied on a daily basis of those Treasury bills having the index maturity specified in the pricing supplement as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading “U.S. government securities/Treasury bills (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate.

•

If the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will select three leading primary United States government securities dealers, and the Treasury Rate will be a yield to maturity of the average of the secondary market bid rates of those three dealers as of approximately 3:30 p.m., New York City time, on the interest determination date for the issue of Treasury bills with a remaining maturity closest to the index maturity specified in the pricing supplement. The yield to maturity will be expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that interest determination date.

Prime Rate Notes

A Prime Rate note will bear interest at the interest rate calculated with reference to the Prime Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Prime Rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the calculation date pertaining to the interest determination date under the heading “Bank prime loan”.

The calculation agent will follow the procedures below if the Prime Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the Prime Rate will be the rate as published in H.15 Daily Update under the heading “U.S. Bank Prime Rates” or in another recognized electronic source used for the purpose of displaying that rate.

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page as that bank’s prime rate or base lending rate, as of 11:00 a.m., New York City time, on that interest determination date. “Reuters Screen USPRIME 1 Page” means the display on the Reuters (or any successor service) page designated as “USPRIME 1” or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

•

If fewer than four rates appear on the Reuters Screen USPRIME 1 Page on the interest determination date, then the calculation agent will select three major banks in New York City and the Prime Rate will be the average of the prime rates or base lending rates as of the close of business on the interest determination date quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on that interest determination date.

CMT Rate Notes

A CMT Rate note will bear interest at the interest rate calculated with reference to the CMT Rate and any spread or spread multiplier specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “CMT Rate” for any interest determination date is the rate displayed on the Designated CMT Reuters page by 3:00 p.m., New York City time, on the calculation date pertaining to the interest determination date under the heading “Constant Maturity Treasury,” under the column for the index maturity specified in the pricing supplement for:

•	if the Designated CMT Reuters page is FRBCMT, that interest determination date; or

•

if the Designated CMT Reuters page is FEDCMT, the average for that week or the month, as specified in the pricing supplement, ended immediately preceding the week or month in which the related interest determination date occurs.

“Designated CMT Reuters page” means the display on the Reuters (or any successor service) page specified in the pricing supplement (or any other page that replaces that page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519)) or, if no page is specified, page FEDCMT for the most recent week.

The calculation agent will follow the procedures below if the CMT Rate cannot be determined as described above:

•

If the above rate is not displayed on the relevant page by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be the Treasury constant maturity rate for the index maturity, as published in H.15(519) at 3:00 p.m., New York City time, on the calculation date.

•

If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be the treasury constant maturity rate (or other United States Treasury rate) for the index maturity for the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters page and published in H.15(519).

•

If that information is not provided by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers in New York City (each, a “reference dealer”) selected by the calculation agent as described in the following sentence for the “Treasury notes” referred to below. The calculation agent will select five reference dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest quotations) and the lowest quotation (or, in the event of equality, one of the lowest quotations). The Treasury notes will be the most recently issued direct noncallable fixed rate obligations of the United States with an original maturity of approximately the index maturity and a remaining term to maturity of not less than the index maturity minus one year.

•

If three or four but not five reference dealers are quoting as described above, then the CMT Rate will be based on the average of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If the calculation agent cannot obtain three Treasury note quotations, the calculation agent will select three reference dealers (using the same method described above), and the CMT Rate will be a yield to maturity based on the average of the secondary market offered rates of those three reference dealers as of approximately 3:30 p.m., New York City time, on the interest determination date for Treasury notes with an original maturity of the number of years that is the next highest to the index maturity and a remaining term to maturity closest to the index maturity and in an amount of at least U.S. $100 million.

•

If two Treasury notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the index maturity, the calculation agent will obtain from three reference dealers, selected as discussed above, quotations for the Treasury note with the shorter remaining term to maturity.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect on that interest determination date.

Other Provisions; Addenda

Any provisions relating to the calculation of the interest rate applicable to a note or any other related matter may be modified as specified in the applicable pricing supplement.

Optional Redemption, Repayment and Repurchase

The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at our option, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date. If the pricing supplement relating to a note indicates that the notes are redeemable at our option, this means that we have the right, without your consent, to redeem or “call” all or a portion of your notes on or after the date or dates specified in the pricing supplement. This does not mean that you have a similar right to require us to repay your notes. For information about risks relating to optional redemption, see “Risk Factors—We may choose to redeem the notes when prevailing interest rates are relatively low” beginning on page S-6.

Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the registered holder of the note (DTC in the case of a book-entry security). In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the note or notes.

Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed:

•

In the case of book-entry notes, DTC’s practice is to determine by lot the amount of the interest of each of its direct participants to be redeemed and direct participants will determine the interest of each of their participants in accordance with standing instructions and customary practices.

•	In the case of definitive certificated notes, the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by us prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

For notes that are issued in book-entry form, DTC (as the depositary) or its nominee will be treated as the holder of the notes. Therefore, DTC or its nominee will be the only entity that can exercise the right to elect repayment of book-entry notes, in the case of optional repayment, and DTC or its nominee will be the only entity that receives notices of redemption of book-entry notes from us. Notices and other communications will be delivered by us to DTC and, in turn, by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to you, as beneficial owner, in accordance with arrangements among them and subject to statutory, regulatory and self-regulatory requirements as may be in effect from time to time. In order to ensure that DTC or its nominee will timely exercise a right to repayment relating to a particular note, you must instruct the broker or other direct or indirect participant through which you hold an interest in the note to notify DTC or its nominee of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a note in order to ascertain the cut-off time by which your instruction must be given for timely notice to be delivered to DTC or its nominee.

In addition, we may at any time purchase notes in the open market or otherwise at any price or prices. Notes purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Survivor’s Option

The pricing supplement relating to each note will indicate whether the provisions of that note will include the right to require us to repay that note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note (the “Survivor’s Option”). For a Survivor’s Option to be available, the notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. Upon the valid exercise of the Survivor’s Option and the proper tender of the note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in the note plus accrued and unpaid interest to the date of repayment. For purposes of this section, a beneficial owner of a note is a person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of the note.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the applicable jurisdiction (including, without limitation, the authorized representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

The death of a person holding a beneficial ownership interest in a note: (a) with any person in a joint tenancy with right of survivorship; or (b) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note held in this manner will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than his or her spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interests in the note, and only the deceased beneficial owner’s percentage interest in the principal amount of the note will be subject to repayment.

If the ownership interest in a note is held by a nominee for a beneficial owner or by a custodian under a Uniform Gifts to Minors Act or Uniform Transfer to Minors Act, or by a trustee of a trust that is wholly revocable by the beneficial owner, or by a guardian or committee for a beneficial owner, the death of the beneficial owner of that note will constitute death of the beneficial owner for purposes of the Survivor’s Option, if the beneficial ownership interest can be established to the satisfaction of the paying agent. In these cases, the death of the nominee, custodian, trustee, guardian or committee will not be deemed the death of the beneficial owner of the note for purposes of the Survivor’s Option.

We have the discretionary right to limit the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all JPMorgan Chase notes outstanding as of the end of the most recent calendar year, or such greater amount as we in our sole discretion may determine for any calendar year. We also have the discretionary right to limit the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of notes in any calendar year to $250,000, or such greater amount as we in our sole discretion may determine for any calendar year. In addition, we will not permit the exercise of the Survivor’s Option for a principal amount less than $1,000, and we will not permit the exercise of the Survivor’s Option if that exercise will result in a beneficial ownership interest in a note with a principal amount of less than $1,000 outstanding. Our decision whether to accept any exercise of a Survivor’s Option shall not be subject to challenge by any authorized representative of a deceased beneficial owner or surviving joint tenant or other holder.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. An election to exercise the Survivor’s Option will be accepted in the order that it was received by the paying agent, subject to the limitations described above. Notes accepted for repayment through the exercise of the Survivor’s Option will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the Survivor’s Option is May 1, 2012, and interest on that note is paid monthly, we would repay or repurchase that note on the interest payment date occurring on June 15, 2012, because the May 15, 2012 interest payment date would occur less than 20 days from the date of acceptance. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the paying agent will deliver a notice to the registered holder that states the reason that note has not been accepted for repayment. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered.

For notes that are issued in book-entry form, DTC or its nominee will be treated as the holder of the notes. DTC will be the only entity that receives notices and, on behalf of the deceased beneficial owner’s authorized representative, will be the only entity that can exercise the Survivor’s Option for the notes. To obtain repayment of a note through exercise of the Survivor’s Option, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	appropriate evidence satisfactory to the paying agent that:

(1) the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the request for repayment,

(2) the death of the beneficial owner has occurred and the date of death, and

(3) the representative has authority to act on behalf of the deceased beneficial owner;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a registered broker-dealer, or a commercial bank or trust company having an office in the United States);

•

tax waivers and any other instruments or documents that the paying agent reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information the paying agent requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items, through the appropriate direct participant in DTC and the facilities of DTC, to the paying agent and will certify to the paying agent that the broker or other entity represents the deceased beneficial owner. The broker or other entity will be responsible for disbursing payments received from the paying agent, through the facilities of DTC, to the authorized representative.

We retain the right to limit the aggregate principal amount of our debt securities as to which exercises of the Survivor’s Option will be accepted from all authorized representatives of deceased beneficial owners and from the authorized representative for any individual deceased beneficial owner in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option generally will be determined by the paying agent, in its sole discretion, which determination will be final and binding on all parties.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summarizes certain United States federal income tax consequences of the ownership of notes as of the date of this prospectus supplement. Except where noted, this summary deals only with notes held as capital assets and does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as regulated investment companies, real estate investment trusts, dealers in securities or currencies, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities holdings, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to partnerships or other pass-through entities;

•	tax consequences to “United States Holders” (as defined below) whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. We will summarize any special United States federal income tax considerations relevant to a particular issue of notes in the applicable pricing supplement. The discussion below assumes that the notes will be treated as our debt for United States federal income tax purposes, and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult with your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

Consequences To United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a United States Holder of notes.

Certain consequences to “Non-United States Holders” of notes (which are beneficial owners (other than partnerships) that are not United States Holders) are described under “—Consequences To Non-United States Holders” below.

“United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of Interest

Except as set forth below, interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount

If you own notes issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest” (as defined below). Notes issued with OID will be referred to as “original issue discount notes.” Notice will be given in the applicable pricing supplement when we determine that a particular note will be an original issue discount note.

A note with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the note other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, if the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the note; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable pricing supplement when we determine that a particular note will bear interest that is not qualified stated interest.

If you own a note issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity), you generally must include the de minimis OID in income at the time principal payments on the notes are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income generally will be treated as capital gain.

Certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount notes containing those features may be subject to rules that differ from the general rules discussed in this prospectus supplement. If you are considering the purchase of original issue discount notes with those features, you should carefully examine the applicable pricing supplement and should consult with your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the notes.

If you own original issue discount notes with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States Holder of an original issue discount note is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held that note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments previously made on the note other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on notes held by persons of record other than exempt holders.

Floating rate notes are subject to special OID rules. In the case of an original issue discount note that is a floating rate note, both the “yield to maturity” and “qualified stated interest” will be determined, solely for purposes of calculating the accrual of OID, as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if:

•	the interest on a floating rate note is based on more than one interest index; or

•	the principal amount of the note is indexed in any manner.

The discussion above generally does not address notes providing for contingent payments. You should carefully examine the applicable pricing supplement regarding the United States federal income tax consequences of the holding and disposition of any notes providing for contingent payments.

You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Notes

In the case of notes having a term of one year or less (“short-term notes”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term note, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of short-term notes are not required to include accrued discount in their income currently unless they elect to do so, but they may be required to include stated interest in income as the interest is received. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on short-term notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term note will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term notes.

Market Discount

If you purchase a note from another holder for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect under certain circumstances to deduct, on a note-by-note basis, the deferred interest expense in a tax year prior to the year of disposition. You should consult with your tax advisors regarding the availability of this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. You should consult with your own tax advisors before making any election described above.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a note (including an original issue discount note) for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, you will be considered to have purchased the note at a “premium” and, if it is an original issue discount note, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. You should consult with your own tax advisors before making this election. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss that you would otherwise recognize on disposition of the note.

Sale, Exchange and Retirement of Notes

Your tax basis in a note will, in general, be your cost for that note, increased by OID, market discount or any discount with respect to a short-term note that you previously included in income, and reduced by any amortized premium and any cash payments on the note other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the note. Except with respect to notes denominated in currencies other than U.S. dollars or notes that are classified as contingent payment debt instruments, neither of which this summary discusses, or as described above with respect to certain short-term notes or with respect to market discount, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-Dollar Denominated Notes

We will summarize the United States federal income tax consequences to you with respect to any notes we may offer that are denominated in currencies other than U.S. dollars in the applicable pricing supplement.

Contingent Payment Debt Instruments

As discussed above, we will summarize the United States federal income tax consequences to you with respect to any notes we may offer that are subject to the tax rules relating to contingent payment debt instruments in the applicable pricing supplement.

Survivor’s Option

The treatment of notes subject to a Survivor’s Option may differ from the general rules described in this tax summary if those notes are issued to the public at a price other than the principal amount due at maturity (including potential characterization as a contingent payment debt instrument). If notes subject to a Survivor’s Option are issued to the public at a price other than the principal amount due at maturity, you should consult your own tax advisors with respect to the United States federal income tax consequences to you with respect to an investment in such notes.

Consequences To Non-United States Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of notes.

Special rules may apply to you if you are subject to special treatment under the Code. Non-United States Holders subject to special treatment include “controlled foreign corporations,” “passive foreign investment companies,” and certain expatriates, among others. If you are such an entity or person, you should consult with your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest (including OID) on the notes under the “portfolio interest” rule, provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and the certification requirements of applicable United States Treasury regulations are satisfied.

Special certification and other rules apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of notes.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on that interest (including OID) on a net income basis in the same manner as if you were a United States Holder (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements described above are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, including such interest, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Any gain (including gain attributable to premium, if any) realized on the disposition of a note generally will not be subject to United States federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment made to you on the notes, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” rule discussed under “—United States Federal Withholding Tax” without regard to the statement requirement described in the sixth bullet of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on notes and to the proceeds of a sale of a note paid to you (unless you are an exempt recipient). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Information reporting will generally apply to payments of interest, including OID, made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting those interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States Holder and we have received from you the statement described in the sixth bullet above under “Consequences To Non-United States Holders—United States Federal Withholding Tax”, or you otherwise qualify for an exemption.

In addition, information reporting and backup withholding will generally not apply to the proceeds of the sale of a note made within the United States or conducted through certain United States-related financial intermediaries, if (1) the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States Holder or (2) you otherwise qualify for an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% on interest income from, and the gross proceeds from a disposition of, notes issued after March 18, 2012 if such interest is, or gross proceeds are, paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

We may sell the notes through agents or directly to purchasers.

We have entered into a master agency agreement dated August 24, 2011 with J.P. Morgan Securities LLC, as Lead Agent. We may from time to time appoint one or more other dealers to act as agents in connection with the offer and sale of the notes, and each of those other dealers will become a party to the master agency agreement. In this prospectus supplement, we refer to the Lead Agent and those other dealers as the “agents.”

Under the terms of the master agency agreement, we are offering the notes on a continuing basis to the Lead Agent. The Lead Agent will resell the notes to the public or to the agents for subsequent resale to other dealers or the public. In the master agency agreement, each agent agrees to use its reasonable efforts to solicit offers to purchase notes. Each agent’s obligations are separate and several from those of any other agent.

We may also appoint additional agents to solicit offers to purchase the notes. Any additional agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those additional agents will be on the same terms and conditions to which the agents agree in the master agency agreement.

We will pay the agents a gross selling concession to be divided among the agents as we and the agents agree. The agents’ concession is payable to the Lead Agent in the form of a discount ranging from 0.600% to 3.000% of the principal amount of notes sold through the agents, depending upon the stated maturity. However, we may also pay the Lead Agent an agents’ concession greater than or less than the range specified above. The agents’ concession that we will pay to the Lead Agent will be set forth in the applicable pricing supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, will purchase the notes as principal from us through the Lead Agent. Unless otherwise specified in the applicable pricing supplement, the notes will be purchased by the agents for resale to one or more purchasers at a fixed public offering price. The agents may sell notes to certain dealers at such price less a concession ranging from 0.250% to 0.500% of the principal amount. The agents may allow, and such dealers may reallow, a concession to certain other dealers as specified in the applicable pricing supplement. After any initial public offering of notes to be resold to purchasers, the public offering price and any concession or discount may be changed.

We reserve the right to sell notes directly to investors on our own behalf and to enter into agreements similar to the master agency agreement with other parties. No commission or selling concession will be payable nor will a discount be allowed on any sales made directly by us to investors.

We will have the sole right to accept offers to purchase notes and may, in our absolute discretion, reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any proposed purchase of notes through it. JPMorgan Chase reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the attached prospectus or any pricing supplement without notice.

A prospectus supplement and attached prospectus and pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, one or more of the agents and/or dealers participating in an offering of the notes, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online. Other than the prospectus supplement and attached prospectus and pricing supplement in electronic format, the information on any agent’s or dealer’s web site and any information contained in any other web site maintained by an agent or dealer is not part of the prospectus supplement, the attached prospectus, the pricing supplement or the registration statement of which this prospectus supplement and the attached prospectus form a part, has not been approved and/or endorsed by JPMorgan Chase or by any agent or dealer, except, in each case, with respect to the website maintained by it, and should not be relied upon by investors.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The Lead Agent has advised us that it intends to make a market in the notes, and any other dealers that are appointed as agents under the master agency agreement may also make a market in the notes. However, no agent is obligated to do so and any agent may discontinue making a market in the notes at any time without notice. We can give no assurance as to the existence or liquidity of any secondary market for the notes. All secondary trading in the notes will settle in immediately available funds. For information about risks relating to a lack of liquidity for the notes, see “Risk Factors—You may not be able to sell your notes because a trading market for your notes may not develop or be maintained” on page S-6.

Each agent that participates in an offering of notes may be an “underwriter” within the meaning of the Securities Act of 1933. We have agreed to indemnify each agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933.

Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes as described in this prospectus supplement, JPMorgan Chase may issue other securities under either of the indentures referred to in the attached prospectus.

The agents, as well as other agents to or through which we may sell notes, may engage in transactions with us and perform services for us in the ordinary course of business.

In connection with certain offerings of the notes, the agents may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for the agents. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Those activities, if begun, may be discontinued at any time.

The notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers.

In the master agency agreement, each agent represents and agrees that it will comply with all applicable laws and regulations, including without limitation the Conduct Rules of the Financial Services Regulatory Authority, Inc. (“FINRA”) in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus supplement, the attached prospectus or the applicable pricing supplement and will obtain any consent, approval or permission, required by it for the purchase, offer or sale by it of the notes under the laws and regulations, including those of self-regulatory organizations, in force in any jurisdiction to which it is subject or in which it makes those purchases, offers or sales, and neither JPMorgan Chase nor any other agent will have responsibility therefor.

Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth in any pricing supplement hereto.

Conflicts of Interest

Our broker-dealer subsidiaries, including J.P. Morgan Securities LLC, may participate in offerings of the notes. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales to any discretionary account without the prior approval of the customer. The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being offered.

LEGAL OPINIONS

Our counsel, Simpson Thacher & Bartlett LLP, New York, New York, will deliver an opinion for us regarding the validity of the notes. Cravath, Swaine & Moore LLP, New York, New York, counsel for the agents, will deliver a similar opinion for the agents. Cravath, Swaine & Moore LLP has represented and continues to represent us and our subsidiaries in a substantial number of matters on a regular basis.

Prospectus

JPMORGAN CHASE & CO.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Units

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 13, 2010

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

•	the documents we have referred you to in “Where You Can Find More Information About JPMorgan Chase” on page 7 for information about our company and our financial statements.

Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

JPMorgan Chase & Co.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $2.0 trillion in assets, approximately $171.1 billion in total stockholders’ equity and operations in more than 60 countries as of June 30, 2010. To find out how to obtain more information about us, see “Where You Can Find More Information About JPMorgan Chase” on page 7 of this prospectus.

Our principal executive offices are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

The Securities We May Offer

This prospectus is part of a registration statement (the “registration statement”) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time an indeterminate amount of any of the following securities:

•	debt;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants; and

•	units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also means the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information that we refer you to, as discussed under “Where You Can Find More Information About JPMorgan Chase” on page 7 of this prospectus.

Debt Securities

We may use this prospectus and an applicable prospectus supplement to offer our unsecured general debt obligations, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our “Senior Indebtedness,” which includes the senior debt securities. In addition, under certain circumstances relating to our dissolution, winding-up, liquidation, reorganization or insolvency, the subordinated debt securities will be entitled to payment only after the payment of claims relating to “Additional Senior Obligations.” For the definitions of Senior Indebtedness and Additional Senior Obligations, see “Description of Debt Securities—Subordinated Debt Securities—Subordination” beginning on page 16 below.

New series of senior debt securities will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. New series of subordinated debt securities will be issued under an indenture between us and U.S. Bank Trust National Association, as trustee. We have summarized below certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

General Indenture Provisions that Apply to the Senior Debt Securities and the Subordinated Debt Securities

•	Each indenture allows us to issue different types of debt securities, including indexed securities.

•

Neither of the indentures limits the amount of debt securities that we may issue or provides you with any protection should there be a highly leveraged transaction, recapitalization or restructuring involving JPMorgan Chase.

•

The indentures allow us to consolidate or merge with another corporation, or to convey, transfer or lease all or substantially all of our assets to another corporation. If one of these events occurs, the other corporation will be required to assume our responsibilities relating to the debt securities, and, except in the case of a lease, we will be released from all liabilities and obligations.

•

The indentures provide that holders of a majority of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities of a series, every holder in the series affected by the change must consent.

•

If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

We have agreed in the indenture applicable to the senior debt securities, which we refer to as the “senior indenture,” that we and our subsidiaries will not sell, assign, transfer, grant a security interest in or otherwise dispose of the voting stock of JPMorgan Chase Bank, National Association, which we refer to as the “Bank,” and that the Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of the Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of the Bank into another domestic bank if JPMorgan Chase and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation.

If we satisfy certain conditions in the senior indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

Events of Default. The senior indenture provides that the following are events of default with respect to any series of senior debt securities:

•	default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

•	default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

•

failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase or the Bank; and

•	any other event of default specified with respect to senior debt securities of that series.

Each series of senior debt securities issued prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with The Bear Stearns Companies LLC (formerly known as The Bear Stearns Companies Inc.), which we refer to as “Bear Stearns,” include additional events of default as well. Accordingly, the senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt.

General Indenture Provisions that Apply Only to Subordinated Debt Securities

The subordinated debt securities will be subordinated to all “Senior Indebtedness,” which includes all indebtedness for money borrowed by us, except indebtedness that is stated not to be senior to, or that is stated to have the same rank as, the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

Upon our dissolution, winding-up, liquidation, reorganization or insolvency, creditors holding “Additional Senior Obligations” would also be entitled to full payment before we could distribute any amounts to holders of the subordinated debt securities. Additional Senior Obligations include indebtedness for claims under derivative products, including interest and foreign exchange and commodity contracts, but exclude claims in respect of Senior Indebtedness or claims in respect of subordinated obligations.

At June 30, 2010, approximately $191.4 billion of Senior Indebtedness and Additional Senior Obligations were outstanding.

Events of Default. The indenture for the subordinated debt securities, which we refer to as the “subordinated indenture,” provides that the following are events of default with respect to any series of subordinated debt securities:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase; and

•	any other event specified with respect to subordinated debt securities of that series.

Preferred Stock and Depositary Shares

We may use this prospectus and an applicable prospectus supplement to offer our preferred stock, par value $1 per share, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Common Stock

We may use this prospectus and an applicable prospectus supplement to offer our common stock, par value $1 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors (which may also refer to a board committee). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Warrants

We may use this prospectus and an applicable prospectus supplement to offer warrants for the purchase of debt securities, preferred stock or common stock, which we refer to as “securities warrants.” We may also offer warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies, which we refer to as “currency warrants.” We may issue warrants independently or together with other securities.

Units

We may use this prospectus and an applicable prospectus supplement to offer any combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units. In the applicable prospectus supplement, we will describe the particular combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units, and any other specific terms of the units.

Conflicts of Interest

J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase & Co. and, as such, is deemed to have a “conflict of interest” in any offering pursuant to this prospectus within the meaning of NASD Rule 2720 (“Rule 2720”). Consequently, any offer or sale of offered securities will be conducted in compliance with the provisions of Rule 2720. J.P. Morgan Securities LLC is not permitted to sell securities pursuant to this prospectus to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Earnings to Fixed Charges:
Excluding Interest on Deposits	3.48	2.47	1.17	1.95	1.93	1.75
Including Interest on Deposits	2.82	2.02	1.10	1.50	1.52	1.46
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	3.17	1.88	1.12	1.95	1.93	1.74
Including Interest on Deposits	2.63	1.66	1.07	1.50	1.52	1.46

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s public reference room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2009;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

(c) Our Current Reports on Form 8-K filed on January 15, 2010, January 25, 2010, April 1, 2010, April 14, 2010, May 20, 2010, May 26, 2010, June 24, 2010 (two filings), July 15, 2010 and July 22, 2010; and

(d) The descriptions of our common stock contained in our Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description, and any other Registration Statement on Form 8-A relating to any securities offered by this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

From time to time, we have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to analysts, investors, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and international business, economic and political conditions and geopolitical events;

•	changes in financial services regulation;

•	changes in trade, monetary and fiscal policies and laws;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage our liquidity effectively;

•	credit ratings assigned to us or our subsidiaries;

•	our reputation;

•	our ability to deal effectively with an economic slowdown or other economic or market difficulty;

•	technology changes instituted by us, our counterparties or competitors;

•	mergers and acquisitions, including our ability to integrate acquisitions;

•

our ability to develop new products and services, and the extent to which products or services previously sold by us require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	acceptance of our new and existing products and services by the marketplace and our ability to increase market share;

•	our ability to attract and retain employees;

•	our ability to control expense;

•	competitive pressures;

•	changes in the credit quality of our customers and counterparties;

•	adequacy of our risk management framework;

•	changes in laws and regulatory requirements;

•	adverse judicial proceedings;

•	changes in applicable accounting policies;

•	our ability to determine accurate values of certain assets and liabilities; and

•

occurrence of natural or man-made disasters or calamities or conflicts, including any effect of any such disasters, calamities or conflicts on our power generation facilities and our other commodity-related activities.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, the prospectus supplement or the document incorporated by reference, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of our securities or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay debt until we are ready to use them for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

General

We have described below some general terms that may apply to the debt securities we may offer by use of this prospectus and an applicable prospectus supplement. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and Deutsche Bank Trust Company Americas, as trustee. We will issue the subordinated debt securities under a subordinated indenture between us and U.S. Bank Trust National Association, as trustee.

The following summary is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement.

The indentures do not limit the amount of debt securities that we may issue. Each of the indentures provides that we may issue debt securities up to the principal amount we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all Senior Indebtedness as defined below under “— Subordinated Debt Securities — Subordination.” In addition, under certain circumstances relating to our dissolution, winding-up, liquidation, reorganization or insolvency, the subordinated debt securities will be junior to all Additional Senior Obligations, as defined and to the extent set forth below under “— Subordinated Debt Securities — Subordination.”

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold or loaned under repurchase agreements, commercial paper and other borrowed funds.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to the particular series of debt securities being offered the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

•	the purchase price of the debt securities;

•	the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;

•

the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;

•	the places where payments may be made on the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or similar provisions applicable to the debt securities;

•	the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

•

if denominated in a currency other than U.S. dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium and interest payments);

•	any conversion or exchange provisions applicable to the debt securities;

•	any addition to, deletion from or change in the events of default applicable to the debt securities;

•	any addition to, deletion from or change in the covenants applicable to the debt securities; and

•	any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

We will issue the debt securities only in registered form without coupons. The indentures permit us to issue debt securities of a series in certificated form or in permanent global form. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

We will pay principal of, and premium, if any, and interest, if any, on the debt securities at the corporate trust office of our paying agent, The Bank of New York Mellon, in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to JPMorgan Chase. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

The indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of JPMorgan Chase.

We may issue debt securities upon the exercise of securities warrants or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those securities warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities or other securities issuable upon the exercise, exchange or conversion of those securities. See “Description of Securities Warrants” below.

Each of the indentures contains a provision that, if made applicable to any series of senior or subordinated debt securities, respectively, permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any debt securities of that series then outstanding, and/or

•

covenant defeasance, which would release us from our obligations under specified covenants, including, with respect to any series of senior securities, the covenant described under “Senior Debt Securities—Limitation on Disposition of Stock of the Bank”, and the consequences of the occurrence of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the respective trustee money and/or U.S. government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior or subordinated debt securities, as the case may be. As used in the indentures, “U.S. government obligations” are: (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are, or are guaranteed as, full faith and credit obligations of the United States and that are not redeemable by the issuer; and (2) certain depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior or subordinated debt securities, as the case may be, will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or be based upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of debt securities, then even if there were a default under the defeased covenant, payment of those debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

We and the trustees may modify either indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by the modification. However, without the consent of each affected holder, no such modification may:

•	change the stated maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on, any debt security;

•	change the rate or method of computation of the interest on any debt security;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the currency or currencies in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on a debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or any waiver under the applicable indenture; or

•	change the provisions in the applicable indenture that relate to its modification or amendment.

In addition, we and the trustees may amend either indenture without the consent of the holders of debt securities of any series for any of the following purposes:

•	to evidence the succession of another company to us;

•	to add to our covenants or to surrender any right or power conferred upon us;

•	to add any additional events of default;

•	to permit or facilitate the issuance of debt securities in bearer form, certificated form or global form;

•

to add to, change or eliminate any of the provisions of the applicable indenture in respect of all or any series of debt securities, provided that any such addition, change or elimination will neither (i) apply to any debt security issued prior to the execution of such amendment and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt securities with respect to such provision;

•

to conform the text of the applicable indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or a similarly captioned section in any applicable prospectus supplement relating to the offering of debt securities;

•	to provide security for or a guarantee of any series of debt securities;

•	to establish the form or terms of any series of debt securities;

•	to provide for successor trustees or the appointment of more than one trustee; or

•

to cure any ambiguity, to correct or supplement any provision of the applicable indenture which may be inconsistent with any other provision thereof, or to make any other provisions as we may deem necessary or desirable, provided such amendment does not adversely affect the interests of the holders of any series of debt securities in any material respect.

We may, without the consent of the holders of any debt securities, consolidate or merge with any other person or convey, transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into JPMorgan Chase, provided that:

(1) the successor is a corporation organized under U.S. laws;

(2) the successor, if not us, assumes our obligations on the debt securities and under the indentures;

(3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4) other specified conditions are met.

Senior Debt Securities

The senior debt securities will be direct, unsecured general obligations of JPMorgan Chase and will constitute Senior Indebtedness of JPMorgan Chase. For a definition of “Senior Indebtedness,” see “— Subordinated Debt Securities — Subordination” below.

Limitation on Disposition of Stock of the Bank. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will sell, assign, grant a security interest in or otherwise dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to JPMorgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary that owns any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of the Bank’s voting stock, to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of JPMorgan Chase with another person or a conveyance, transfer or lease of all or substantially all of our assets to another person. The covenant also will not apply if both:

(1) the disposition in question is made for fair market value, as determined by the board of directors of JPMorgan Chase or the Intermediate Subsidiary; and

(2) after giving effect to the disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank, free and clear of any security interest.

The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking institution if, after the merger or consolidation, (A) JPMorgan Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) treating for purposes of the indenture the resulting bank as the Bank, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The senior indenture defines an “Intermediate Subsidiary” as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by JPMorgan Chase, free and clear of any security interest. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees irrespective of the happening of a contingency.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

(1) default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

(3) default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

(4) failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

(5) specified events of bankruptcy, insolvency or reorganization of JPMorgan Chase or the Bank; and

(6) any other event of default specified with respect to senior debt securities of that series.

Each series of our senior debt securities created prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with Bear Stearns include additional events of default as well. Accordingly, new series of senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt securities.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

The senior indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of senior debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a default in the payment of principal, interest or any sinking or purchase fund installment. The trustee may not give the above notice until at least 60 days after the occurrence of a default in the performance of a covenant in the senior indenture, other than a covenant to make payment. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to senior debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Subordinated Debt Securities

The subordinated debt securities will be direct, unsecured general obligations of JPMorgan Chase. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, reorganization or insolvency, to all Additional Senior Obligations. The subordinated indenture does not limit the amount of debt, including Senior Indebtedness or Additional Senior Obligations, we may incur. As of June 30, 2010, Senior Indebtedness and Additional Senior Obligations totaled approximately $191.4 billion.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, holders of the subordinated debt securities may not accelerate the maturity of the subordinated debt securities, except in the event of our bankruptcy, reorganization or insolvency, and may not accelerate the subordinated debt securities if we fail to pay interest or fail to perform any other agreement in the subordinated debt securities or the subordinated indenture. See “— Defaults and Waivers” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, under certain circumstances described below, to all Additional Senior Obligations.

The subordinated indenture defines “Senior Indebtedness” to mean the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee. However, Senior Indebtedness does not include indebtedness that is stated not to be senior to or to have the same rank as the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities. In particular, Senior Indebtedness does not include (A) outstanding subordinated indebtedness that we assumed in connection with our merger with Bear Stearns or with other entities, (B) the subordinated notes under the amended and restated indenture, dated as of December 15, 1992, as amended, between us and U.S. Bank Trust National Association, as trustee, and (C) other debt of JPMorgan Chase that is expressly stated to have the same rank as or not to rank superior to the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

The subordinated indenture defines “Additional Senior Obligations” to mean all indebtedness of JPMorgan Chase, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date, for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except claims in respect of Senior Indebtedness and except claims in respect of obligations that are expressly stated to have the same rank as or not to rank senior to the subordinated debt securities. For purposes of this definition, “claim” shall have the meaning assigned in Section 101(4) of the United States Bankruptcy Code and in effect on the date of execution of the subordinated indenture.

Under the subordinated indenture, we may not make any payment on the subordinated debt securities in the event:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Senior Indebtedness; or

•

there shall exist any event of default on any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation, reorganization or insolvency:

•

we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the subordinated debt securities, and

•

if, after we have made those payments on the Senior Indebtedness, there are amounts available for payment on the subordinated debt securities and creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use such amounts to pay in full all Additional Senior Obligations before we may make any payment on the subordinated debt securities.

No series of our subordinated debt securities described above (other than our junior subordinated indebtedness and our Capital Efficient Notes issued in connection with the issuance of securities by our capital trust subsidiaries) is subordinated to any other series of subordinated debt securities or to any other subordinated indebtedness of JPMorgan Chase referred to above. However, due to the subordination provisions of the various series of subordinated indebtedness issued by us and our predecessor institutions, and, in particular the fact that some, but not all, of our outstanding subordinated indebtedness is subordinated in some circumstances to Additional Senior Obligations (or to our derivative obligations or general obligations, as defined in the relevant indentures governing such subordinated indebtedness issued by us or our predecessor institutions), in the event of a dissolution, winding-up, liquidation, reorganization or insolvency, holders of the subordinated debt securities that may be offered by use of this prospectus and an applicable prospectus supplement may recover less, ratably, than holders of some of our other series of outstanding subordinated indebtedness and more, ratably, than holders of other series of our outstanding subordinated indebtedness.

No Limitation on Disposition of Voting Stock of the Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The subordinated indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the subordinated indenture defines an event of default with respect to any series of subordinated debt securities as follows:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase;

•	any other event specified with respect to subordinated debt securities of that series.

If any event of default with respect to subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of all subordinated debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the subordinated indenture, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. In the event of the bankruptcy, liquidation, reorganization or insolvency of JPMorgan Chase, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of principal, interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or the performance of that covenant or agreement.

The subordinated indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of subordinated debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to subordinated debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of subordinated debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The subordinated indenture provides that the holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the subordinated indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The subordinated indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Information Concerning The Trustees

We and our subsidiaries may maintain deposits or conduct other banking transactions with the trustees under the senior indenture and the subordinated indenture in the ordinary course of business. Deutsche Bank Trust Company Americas is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of senior debt securities. U.S. Bank Trust National Association is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

General

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, $1 par value per share, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. We may amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation and the Delaware General Corporation Law. As of the date of this prospectus, we have the following issued and outstanding series of preferred stock:

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I; and

•	8.625% Non-Cumulative Preferred Stock, Series J.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those different terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our certificate of incorporation and to the certificate of designations relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. A form of certificate of designations is filed as an exhibit to the registration statement. We will file the certificate of designations with respect to the particular series of preferred stock being offered with the SEC promptly after the offering of that series of preferred stock.

The preferred stock will, when issued against full payment of the purchase price relating to a series of preferred stock, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of preferred stock we may offer in the future by use of this prospectus and an applicable prospectus supplement. The preferred stock will have no preemptive rights.

Dividend Rights

Holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will be entitled to receive, if, as and when declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock register (or, if applicable, the records of the depositary referred to below under “— Depositary Shares”) on record dates determined by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will provide that we may not declare or pay or set aside for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the series of preferred stock we are offering unless we have previously declared and paid or set aside for payment, or we contemporaneously declare and pay or set aside for payment, full dividends (including cumulative dividends still owing, if any) on the series of preferred stock we are offering for, in the case of a series of noncumulative preferred stock, the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, all past dividend periods. If we fail to pay dividends in full as stated above, we may only declare dividends on equally ranking series pro rata so that the amount of dividends declared per share on the series of preferred stock we are offering and the equally ranking series bear to each other the same ratio that accumulated and unpaid dividends per share on the series being offered and the other series bear to each other. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on any series of preferred stock we are offering.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock we offer by use of this prospectus and an applicable prospectus supplement will also provide that, unless we have paid or declared and set aside for payment, in the case of a series of noncumulative preferred stock, full dividends in respect of the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, full dividends, including cumulative dividends, if any, owing on that preferred stock for all past dividend periods, we will not:

•	declare or make any dividend payment or distribution on any junior or equally ranking stock, other than a dividend paid in junior or equally ranking stock or as provided in the preceding paragraph, or

•	redeem, purchase, otherwise acquire or set aside money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

Unless otherwise specified in the applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for any period greater or less than a full dividend period, other than the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Rights Upon Liquidation

In the event we liquidate, dissolve or wind-up, either voluntarily or involuntarily, holders of each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement plus, in the case of a series of noncumulative preferred stock, unpaid dividends, without accumulation of undeclared dividends, if any, from the day following the immediately preceding dividend payment date, to, but not including, the date of the liquidating distribution, but without accumulation of any unpaid dividends for prior dividend periods, or, in the case of a series of cumulative preferred stock, accumulated and unpaid dividends, whether or not declared, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock offered by use of this prospectus and an applicable prospectus supplement, and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective liquidating distributions to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as their preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock offered by use of this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock offered by use of this prospectus and the applicable prospectus supplement is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock offered, including the redemption dates, the redemption prices for that series and whether those redemption prices will be paid in cash, stock or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of preferred stock of any series, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accumulate on the shares of preferred stock called for redemption and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accumulated but unpaid dividends, if any, on any series of preferred stock offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by a purchase or exchange offer made on the same terms to all holders of that series of preferred stock.

Conversion Rights

The prospectus supplement will state the terms, if any, on which shares of the series of preferred stock offered by use of this prospectus and an applicable prospectus supplement are convertible into shares of our common stock or other securities. As described under “— Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

Voting Rights

Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will not be entitled to vote. Unless otherwise indicated in the prospectus supplement, each share of preferred stock of each series will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described below under “— Depositary Shares,” if we use this prospectus and an applicable prospectus supplement to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. If (unless otherwise indicated in the prospectus supplement) each full share of any series of preferred stock offered is entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Unless otherwise specified in a prospectus supplement, if, at any time or times, the equivalent of six quarterly dividends, whether or not consecutive, payable on any series of preferred stock being offered has not been paid, the number of directors constituting our board of directors will be automatically increased by two and the holders of each outstanding series of preferred stock with such voting rights, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to elect preferred directors, voting together as a class, will be entitled to elect those additional two directors at that annual meeting and at each subsequent annual meeting until full dividends have been paid for at least four quarterly consecutive dividend periods. At that point, the right to elect directors will terminate, and the terms of office of the two directors so elected will terminate immediately. The holders of shares of each such outstanding series of preferred stock, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to elect preferred directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such preferred director becomes vacant for any reason other than removal, the remaining preferred director may choose a successor who will hold office for the unexpired term of the vacant office.

Unless otherwise specified in the applicable prospectus supplement, the terms of each series of preferred stock being offered will state that the approval of at least two-thirds of each such outstanding series of preferred stock, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to vote, voting together as a class, will be required to:

•

authorize, create or issue any class or series of stock having a preference over such outstanding series of preferred stock other than a series which does not have any right to object to such authorization, creation or issuance; or

•

amend, alter or repeal the provisions of the certificate of designations for such series of preferred stock or our certificate of incorporation in a manner, whether by merger, consolidation or otherwise, that would adversely affect the voting powers or other rights or preferences of the holders of such series of preferred stock;

provided that if the amendment would adversely affect such series but not any other series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over JPMorgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to provide notice to the Federal Reserve Board prior to acquiring or retaining 10% or more of that series.

Depositary Shares

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will arrange the issuance by a depositary of receipts for depositary shares, and each of those depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares offered by use of this prospectus and an applicable prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in the share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share, in proportion to the applicable fraction of a share of the preferred stock which those depositary shares represent. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares offered by use of this prospectus and an applicable prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. The depositary will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary receipts in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution as nearly as practicable in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the applicable holders of the depositary receipts.

Redemption of Depositary Shares. Upon redemption, in whole or in part, of shares of any series of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares representing that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or would be materially and adversely inconsistent with the rights granted to holders of the underlying preferred stock pursuant to our certificate of incorporation will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges with respect to their depositary receipts as expressly provided in the deposit agreement.

Resignation and Removal of Depositary. The depositary for the depositary shares offered by use of this prospectus and an applicable prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent, and on documents we believe to be genuine.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 9,000,000,000 shares of common stock. As of June 30, 2010, we had 3,975,811,062 shares of common stock issued (excluding 129,122,833 shares held in treasury).

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of our common stock.

Dividends. Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock or other securities, other property or any combination of those securities in the form of units. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable securities warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificates representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. Forms of those documents are filed as exhibits to the registration statement.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, that may be purchased upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the senior indenture or subordinated indenture, as the case may be, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

DESCRIPTION OF CURRENCY WARRANTS

We have described below certain general terms and provisions of the currency warrants that we may offer. We will describe the particular terms of the currency warrants and the extent, if any, to which the general provisions described below do not apply to the currency warrants offered in the applicable prospectus supplement. The following summary is not complete. You should refer to the currency warrants and the currency warrant agreement relating to the specific currency warrants being offered for the complete terms of those currency warrants. Forms of those documents are filed as exhibits to the registration statement.

We will issue each issue of currency warrants under a currency warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of currency warrants.

We may issue currency warrants either in the form of:

•

currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the “designated currency”) for a specified amount of U.S. dollars; or

•

currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

As a prospective purchaser of currency warrants, you should be aware of special United States federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe those tax considerations.

Unless otherwise specified in the applicable prospectus supplement, we will issue the currency warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. See “Book-Entry Issuance” below.

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those currency warrants will be the date the delisting or trading suspension becomes effective, and currency warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable currency warrant agreement will contain a covenant from us that we will not seek to delist the currency warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

Currency warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the currency warrants will expire worthless. Further, the cash settlement value of currency warrants at any time prior to exercise or expiration may be less than the trading value of the currency warrants. The trading value of the currency warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the currency warrants, the relationship between the exercise price of the currency warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because currency warrants are unsecured obligations of JPMorgan Chase, changes in our perceived creditworthiness may also be expected to affect the trading prices of currency warrants. Finally, the amount of actual cash settlement of a currency warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the currency warrant and the time the exercise is actually effected.

As a prospective purchaser of currency warrants you should be prepared to sustain a loss of some or all of the purchase price of your currency warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the currency warrants in light of your particular financial circumstances. You should also consider the information set forth under “Risk Factors” in the prospectus supplement relating to the particular issue of currency warrants being offered and to the other information regarding the currency warrants and the designated currency set forth in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units that will consist of any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or trust company (which may be the Bank), as unit agent. The below summary of certain provisions of the units and unit agreements is not complete. You should refer to the unit agreement for the complete terms of the unit agreement and the units. Forms of those documents will be filed as exhibits to or incorporated by reference in the registration statement.

Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe the particular terms of any series of units being offered in the prospectus supplement relating to that series of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including and whether and under what circumstances the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Securities Warrants” and “Description of Currency Warrants” will apply to each unit and to any debt securities, preferred stock, common stock or warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of JPMorgan Chase, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•

if applicable to the particular type of security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of The Bank of New York Mellon. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, The Bank of New York Mellon will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, securities warrants, currency warrants or units being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased, other than securities subject to an underwriter’s overallotment option. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities LLC, may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Conflicts of Interest

J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase & Co. and, as such, is deemed to have a “conflict of interest” in any offering within the meaning of Rule 2720. Consequently, any offer or sale of offered securities will be conducted in compliance with the provisions of Rule 2720. J.P. Morgan Securities LLC is not permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.